Exhibit 99.1

VULCAN MATERIALS COMPLETES REDEMPTION OF

ITS OUTSTANDING 6.40% NOTES DUE 2017

Birmingham, Alabama – April 9, 2015 – Vulcan Materials Company (NYSE: VMC) announced today that it has completed the previously announced redemption of all of its outstanding 6.40% Notes due 2017, CUSIP No. 929160 AF6. The total redemption price was approximately $253.6 million, including approximately $5.0 million in accrued and unpaid interest. Upon completion of the redemption, none of the Notes remained outstanding.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Vulcan Materials Company, a member of the S&P 500 Index, is the nation’s largest producer of construction aggregates, and a major producer of other construction materials.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from expectations. Readers are strongly encouraged to read the full cautionary statements contained in Vulcan Materials Company filings with the SEC. Vulcan Materials Company disclaims any obligation to update or revise any forward-looking statements.

Vulcan Materials Company Investor Contact: Mark Warren – (205) 298-3220 warrenm@vmcmail.com	Vulcan Materials Company Media Contact: David Donaldson – (205) 298-3220 donaldsond@vmcmail.com